                                                                    EXHIBIT 99.1



[dj ortho LOGO]



COMPANY INVESTOR/MEDIA CONTACT:
-------------------------------
dj Orthopedics, Inc.
Mark Francois, Director of Investor Relations
(760) 734-4766
mark.francois@djortho.com
-------------------------


FOR IMMEDIATE RELEASE

DJ ORTHOPEDICS APPOINTS LESLEY H. HOWE TO ITS BOARD OF DIRECTORS

SAN DIEGO, CA OCTOBER 4, 2002 - dj Orthopedics, Inc. (NYSE: DJO), a designer, manufacturer and marketer of products and services for the orthopedic sports medicine market, today announced the appointment of Lesley H. Howe to its Board of Directors. Mr. Howe will serve as chairman of the Company's audit committee.

Mr. Howe joins the dj Orthopedics board with over thirty-five years of experience in accounting, finance and business management within a variety of industries. Mr. Howe was employed by KPMG Peat Marwick, LLP, an international accounting and auditing firm from 1967 to 1997 and became an audit partner in that firm in 1974. He served as Area Managing Partner/Managing Partner of the Los Angeles Office from 1994 to 1997. After retiring from KPMG in 1997, Mr. Howe was an independent financial and business consultant advising clients on acquisition due diligence and negotiation strategies, as well as financing strategies. For the past year, he has served as Chief Executive Officer at Consumer Networks, LLC, a San Diego-based Internet marketing and promotions company. Mr. Howe also serves on the Board of Directors of Leach & Garner, a 100 year old, privately held business that is the leading U.S. fabricator of precious metal findings.

"Les joins our board as an independent director at a critical juncture in our Company's growth," said Les Cross, President and Chief Executive Officer of dj Orthopedics. "His extensive background in business and management will be invaluable as we navigate through our performance improvement initiatives with the objective of increasing value for our employees, customers and stockholders."

dj Orthopedics, Inc. is a global orthopedic sports medicine company specializing in the design, manufacture and marketing of products and services that repair, regenerate and rehabilitate soft tissue and bone, help


                                     -more-
protect against injury and treat osteoarthritis of the knee. Its broad range of more than 600 products, many of which are based on proprietary technologies, includes rigid knee braces, soft goods, specialty and other complementary orthopedic products and its recently introduced line of surgical products. These products provide solutions for patients and orthopedic sports medicine professionals throughout the patient's continuum of care.

This press release contains or may contain forward-looking statements such as statements regarding the Company's future growth and profitability, growth strategy and trends in the industry in which the Company operates. These forward-looking statements are based on the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the risk that we may not be able to successfully implement our business strategy; our limited experience in designing, manufacturing and marketing products for the repair and regeneration segments of the orthopedic sports medicine market; our transition to direct distribution of our products in certain foreign countries; our ability to successfully develop or license and timely introduce and market new products or product enhancements; our dependence on our orthopedic professionals, agents and distributors for marketing our products; risks associated with our acquisition strategy and international operations; competition in our markets; the risk that our quarterly operating results are subject to substantial fluctuations; our high level of indebtedness and the restrictions imposed by the terms of our indebtedness; our ability to generate cash to service our debts; the effects of healthcare reform, managed care and buying groups on prices of our products; the uncertainty of domestic and foreign regulatory clearance and approval of our products; the sensitivity of our business to general economic conditions; uncertainty relating to third party reimbursement; pending litigation; and the other risk factors are discussed in our readily available Form 10-K filed on March 21, 2002 and the most recent Form 10-Q filed on August 13, 2002, both with the Securities and Exchange Commission.


                                      # # #




                                       2